UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2015

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)

On June 15, 2015, BioPharmX Corporation (“Company”) issued a Convertible Promissory Note (“Note”) to an investor (“Investor”) in the principal amount of $500,000. The Note matures on June 15, 2016 (“Maturity Date”), and provides for interest on the outstanding principal amount at the annual rate of 6%.  Both the principal and interest amounts are payable solely in shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) upon conversion of the Note.

The Note will be converted on the earlier of the Maturity Date or the date of a public offering of Common Stock in which the Common Stock is listed on a national securities exchange (“Public Offering”). The Note is not prepayable by us. The conversion price for the principal and interest is equal to the price at which shares of Common Stock are sold in the Public Offering, or if the Public Offering does not occur before the Maturity Date, the 30-day average of the closing price of the Common Stock as of the close of business on the Maturity Date as quoted on the OTCQB or another automated quotation system on which the Common Stock trades. However, in each case, in no event shall the conversion price be lower than $1.85 per share, subject to adjustment. The Note is subject to adjustment upon certain events such as stock splits.

In the event that the Company defaults under the Note, the unpaid amount plus interest and expenses shall become immediately due and payable upon written notice by the Investor.  Defaults under certain provisions of the Note do not require notice by the Investor.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Form of Note which is attached hereto as Exhibit 4.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of 6% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: June 19, 2015	By:	/s/ JAMES R. PEKARSKY
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 6% Convertible Promissory Note